Exhibit 99.A

News
For Immediate Release
El Paso Corporation CEO to Present at Howard Weil Energy Conference
HOUSTON, TEXAS, March 17, 2006—Doug Foshee, president and chief executive officer of El Paso Corporation (NYSE:EP), will present at 1:15 p.m. Central Time on Monday, March 20, 2006 at the Howard Weil Energy Conference in New Orleans. The presentation will not be webcast, but slides will be available on the Investors page of El Paso’s website prior to the start of the presentation.
El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner. The company owns North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.
Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Fax: (713) 420-4417
Media Relations
Bill Baerg, Manager
Office: (713) 420-2906
Fax: (713) 420-4417